As filed with the Securities and Exchange Commission on February 24, 2025

Registration No. 333-181479

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SUPERNUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-2590184 (I.R.S. Employer Identification No.)

9715 Key West Avenue, Rockville, MD (Address of principal executive offices)	20850 (Zip Code)

Supernus Pharmaceuticals, Inc. 2005 Stock Plan

Supernus Pharmaceuticals, Inc. 2012 Equity Incentive Plan

Supernus Pharmaceuticals, Inc. 2012 Stock Purchase Plan

(Full titles of the plans)

Jack A. Khattar

President and Chief Executive Officer

Supernus Pharmaceuticals, Inc.

9715 Key West Avenue

Rockville, Maryland 20850

(301) 838-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of all communications to:

Mark I. Gruhin, Esquire

George A. Naya, Esquire

Saul Ewing LLP

1919 Pennsylvania Avenue, N.W.
Suite 550
Washington, DC 20006-3434
(202) 333-8800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting Registrant or an emerging growth Registrant. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting Registrant,” and “emerging growth Registrant” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting Registrant	☐

Emerging growth Registrant	☐

If an emerging growth Registrant, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

EXPLANATORY NOTE

Supernus Pharmaceuticals, Inc., a Delaware corporation (the “Registrant”) previously filed its Registration Statement on Form S-8 (Registration No. 333-181479) with the United States Securities and Exchange Commission (the “SEC”) on May 17, 2012 (the “Registration Statement”) with respect to 3,301,490 shares of the Registrant’s Common Stock, par value $0.001 per share (the “Shares”), issuable under the Supernus Pharmaceuticals, Inc. 2005 Stock Plan, the Supernus Pharmaceuticals, Inc. 2012 Equity Incentive Plan, and the Supernus Pharmaceuticals, Inc. 2012 Employee Stock Purchase Plan (collectively, the “Plans”)

The Registrant is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (Registration No. 333-181479) (this “Post-Effective Amendment”) to terminate all offerings under the Registration Statement because all of the Shares have been sold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on February 24, 2025.

SUPERNUS PHARMACEUTICALS, INC.

By:	/s/ Jack A. Khattar
Name: Jack A. Khattar
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jack A. Khattar	President and Chief Executive Officer and Director	February 24, 2025
Jack A. Khattar	(Principal Executive Officer)

/s/ Timothy C. Dec	Senior Vice President, Chief Financial Officer	February 24, 2025
Timothy C. Dec	(Principal Financial Officer and Principal Accounting Officer)

/s/ Charles W. Newhall, III	Director and Chairman of the Board	February 24, 2025
Charles W. Newhall, III

/s/ Carrolee Barlow, M.D., Ph.D.	Director	February 24, 2025
Carrolee Barlow, M.D., Ph.D.

/s/ Georges Gemayel, Ph.D.	Director	February 24, 2025
Georges Gemayel, Ph.D.

/s/ Frederick M. Hudson	Director	February 24, 2025
Frederick M. Hudson

/s/ Bethany L. Sensenig	Director	February 24, 2025
Bethany L. Sensenig